UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Fidelity Covington Trust

(Exact name of registrant as specified in its charter)

Massachusetts
(State of incorporation or organization)

245 Summer Street Boston, Massachusetts 02210
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification No.
Fidelity MSCI Consumer Discretionary Index ETF	NYSE Arca, Inc.	46-3216573
Fidelity MSCI Consumer Staples Index ETF	NYSE Arca, Inc.	46-3220387
Fidelity MSCI Energy Index ETF	NYSE Arca, Inc.	46-3233675
Fidelity MSCI Financials Index ETF	NYSE Arca, Inc.	46-3241815
Fidelity MSCI Health Care Index ETF	NYSE Arca, Inc.	46-3252136
Fidelity MSCI Industrials Index ETF	NYSE Arca, Inc.	46-3261735
Fidelity MSCI Information Technology Index ETF	NYSE Arca, Inc.	46-3272117
Fidelity MSCI Materials Index ETF	NYSE Arca, Inc.	46-3281408
Fidelity MSCI Telecommunication Services Index ETF	NYSE Arca, Inc.	46-3293873
Fidelity MSCI Utilities Index ETF	NYSE Arca, Inc.	46-3304451

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 033-60973

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

A description of the Shares is set forth in Post-Effective Amendment No. 11 to the registrant's Registration Statement on Form N-1A ("Registration Statement") (Commission File Nos. 033-60973 and 811-07319), as filed with the Securities and Exchange Commission on October 18, 2013, which description is incorporated herein by reference. Any amendment or form of supplement to the Registration Statement that is subsequently filed that relates to the Fund is hereby also incorporated by reference herein.

Item 2. Exhibits.

(a) Amended and Restated Declaration of Trust, dated July 16, 2013, is incorporated herein by reference to Exhibit (a) of Post-Effective Amendment No. 9 to the Registration Statement.

(b) Bylaws of the Trust, as amended and dated June 17, 2004, are incorporated herein by reference to Exhibit (b) of Fidelity Summer Street Trust's (File No. 002-58542) Post-Effective Amendment No. 63

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston, and Commonwealth of Massachusetts, on the 18th day of October 2013.

Fidelity Covington Trust

By /s/ Adrien E. Deberghes

Adrien E. Deberghes, President